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                                                                    Exhibit 10.8

                      MASTERCARD INTERNATIONAL INCORPORATED

                            EXECUTIVE INCENTIVE PLAN
                                  PLAN DOCUMENT

                 AS AMENDED AND RESTATED EFFECTIVE JULY 25, 2001

1.       PURPOSE

         The Executive Incentive Plan (the "Plan") is designed to support the strategic commitment to attract, retain and motivate senior executives of MasterCard International Incorporated (the "Company") by providing a long-term incentive opportunity that is based on the Company's achievement of its quantitative and qualitative long-term performance goals.

2.       DEFINITIONS

         For purposes of this Plan, the following terms shall have the meanings set forth below:

         "Board" shall mean the Global Board of Directors.

         "Cause" shall mean (i) the willful failure by the Participant to substantially perform his duties as an employee of the Company (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant's engaging in serious misconduct that is injurious to the Company including, but not limited to, damage to its reputation or standing in its industry, (iii) the Participant's having been convicted of, or entered a plea of nolo contendere to a crime that constitutes a felony or (iv) the material breach by the Participant of any written covenant or agreement with the Company not to disclose any information pertaining to the Company.

         "Change in Control" means:

                  (i) as long as the Company is a non-stock membership corporation, or any of its affiliates is a private share corporation, if (a) at any time three members have become entitled to cast at least 45 percent of the votes eligible to be cast by all the members of the Company (or all shareholders of such private share corporation) on any issue, (b) at any time, a plan or agreement is approved by the members or shareholders, as the case may be, to sell, transfer assign, lease or exchange substantially all of the Company's or such private share corporations' assets, or (c) at any time, a plan is approved by the members of the Company or the shareholders of

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                  such private share corporation for the sale or liquidation of the Company or such private share corporation. The foregoing notwithstanding, a reorganization in which the members continue to have all of the ownership rights in the continuing entity shall not in and of itself be deemed a "Change in Control" under (b) and/or (c), and a reorganization to convert the Company from a membership to a stock company or a transaction resulting in the integration of Europay and MasterCard shall not in and of itself constitute a "Change in Control";


                  (ii) if the Company becomes a stock corporation, the approval by its stockholders of (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock would be converted into cash, securities or other property, other than a merger in which the holders of stock immediately prior to the merger will have the same proportionate ownership interest (i.e., still own 100% of total) of common stock of the surviving corporation immediately after the merger, (b) any sale, lease, exchange or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company, or (c) adoption of any plan or proposal for the liquidation or dissolution of the Company;


                  (iii) any "person" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Company or a subsidiary or employee benefit plan or trust maintained by the Company or any of its subsidiaries, becoming (together with its "affiliates" and "associates", as defined in Rule 12b-2 under the Exchange Act) the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than twenty-five percent (25%) of the stock outstanding at the time, without the prior approval of the Board; or


                  (iv) a majority of the voting directors proposed on a slate for election by members are rejected by a vote of such members.



         "Committee" shall mean a committee of the Board designated by the Board to administer the Plan. Unless the Board shall determine otherwise, the Committee shall be the Compensation Committee.

         "Determination Date" shall have the meaning set forth in Section 5.

         "Disability" shall mean total and permanent disability in accordance with the Company's long-term disability plan.

         "Participant" shall mean an eligible employee to whom a Performance Unit has been granted.

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         "Performance Levels" shall mean, with respect to the Performance
         Measures (on an aggregate basis), the following degrees of achievement:
         Below Threshold, Minimum Threshold, Target and Superior.

         "Performance Measures" shall mean one or more performance goals established by the Committee with respect to each award of Performance Units.

         "Performance Period" shall mean, with respect to each award of Performance Units, the three-year period beginning on the date such award is made or such other period as may be established by the Committee at the time of award.

         "Performance Unit" shall mean a performance unit awarded under the Plan, including a Limited Award described in Section 3.

         "Post-Performance Period" shall have the meaning set forth in Section 7(b).

         "Retirement" shall mean retirement pursuant to the terms of the MasterCard Accumulation Plan.

         "Unit Value" shall be the value of a Performance Unit as determined in accordance with Section 5.

3.       ELIGIBILITY


         Employees who are designated Senior Vice President or higher are eligible for participation in any Performance Period provided they have achieved the minimum performance evaluation rating required for participation as determined by the Committee and have been designated to the appropriate level by March 31 of the calendar year. In addition, the Committee and/or the Chief Executive Officer may designate any other employee as eligible to participate in the Plan. Further, the Committee and/or the Chief Executive Officer may designate any other employee not otherwise eligible to participant in the Plan as eligible to receive a limited award of a Performance Unit (a "Limited Award") under the Plan. Employees not otherwise eligible to participate in the Plan may receive up to a total of two such Limited Awards. Limited Awards shall be granted only while the employee is not otherwise entitled to participate in the Plan.


4.       PERFORMANCE UNIT AWARDS

         (a) Subject to the provisions of this Plan, each performance unit award shall be determined by the CEO with approval by the Committee and evidenced by a certificate or written agreement provided to each Participant. Subject to Sections 6 and 7 of the Plan, each Performance Unit grant shall entitle a

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                  Participant to receive a cash payment equal to the Unit Value of such Performance Unit. Unit Value shall be determined in accordance with Section 5.

         (b) The Committee shall specify the terms and conditions of each award of Performance Units, including the applicable vesting schedule, Performance Period, Performance Measures and Performance Levels. The Committee may condition the grant of a new award on the surrender of an outstanding award. Any such new award shall be subject to the terms and conditions specified by the Committee at the time the new award is granted, in accordance with the provisions of the Plan and without regard to the terms of the surrendered award.

5.       UNIT VALUE

         (a) Unless otherwise provided by the Committee at the time of award, the Unit Value of a Performance Unit shall be determined based upon the achievement of Performance Levels as of the Determination Date as follows.

                  PERFORMANCE LEVEL                           UNIT VALUE
                  ------------------------------------------------------
                  Below Threshold                             $    0
                  Threshold                                   $   50
                  Target                                      $  100
                  Superior                                    $  200

                  Determinations as to the achievement of Performance Levels shall be made by the Committee in its sole discretion. The Committee will determine the Unit Value based on interpolation in the event that performance between threshold and target or target and superior is achieved.

         (b) The Committee shall determine the Performance Level achieved for a Performance Period during the [60] day period following the Determination Date. Except as otherwise provided by the Committee, the Determination Date shall be the last day of the Performance Period to which a Performance Unit relates; provided that, if a Participant terminates employment prior to the end of the Performance Period, the Determination Date with respect to any Performance Units relating to such Performance Period (provided such Performance Units have not been forfeited pursuant to Section 6 by reason of such termination) shall be deemed to be the last day of employment. In the event termination prior to the end of the Performance Period is by reason of death, Disability, or Retirement, the Performance Level achieved with respect to any such Performance Units

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                  shall be deemed to be Target. In the event termination prior to the end of the Performance Period is other than by reason of death, Disability, or Retirement, the Performance Level achieved with respect to any such Performance Units shall be deemed to be the lesser of (i) Target or (ii) the Performance Level indicated by the most recent annual corporate score used for purposes of the Company's Annual Incentive Compensation Plan.




6.       VESTING

         (a) Each Performance Unit shall vest subject to such terms and conditions as the Committee may, in its sole discretion, determine; provided that, unless otherwise provided by the Committee at the time of award, Performance Units which relate to a three-year Performance Period shall vest according to the following schedule if the Participant remains in the continuous employment of the Company:


                           ANNIVERSARY OF                       % OF PERFORMANCE
                           THE DATE OF GRANT                      UNITS VESTED
                           -----------------                    ----------------
                               1st                                     26 1/3%
                               2nd                                     52 2/3%
                               3rd                                     80%
                               4th                                     80%
                               5th                                     100%


         (b) Except as otherwise determined by the Committee or as provided below, unvested Performance Units shall be forfeited upon termination of employment.

         (c) Notwithstanding the foregoing, upon a Participant's termination of employment due to death or Disability, all of the Participant's Performance Units shall immediately vest and none shall be forfeited.

         (d) Notwithstanding the foregoing, upon a Participant's termination of employment due to Retirement, all of the Participant's Performance Units (with the exception of any Performance Units granted with no vesting until the end of the Performance Period) shall immediately vest and none shall be forfeited, as long as Participant has at least six months of service in the Performance Period.

         (e) Notwithstanding the foregoing, upon a Participant's termination of employment for Cause, all vested but unpaid Performance Units held by the Participant shall be forfeited in full, without any right to payment from

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                  the Company. The Committee in its sole discretion shall
                  determine whether a termination was for "Cause".

         (f) Notwithstanding the foregoing, upon a Participant's voluntary termination other than by reason of Disability, all vested but unpaid Performance Units held by a Participant who violates the noncompetition provisions set forth in Section 7(c) below, shall be forfeited in full.

         (g) In the event of a change in control, key executives defined in the MasterCard Change of Control policy or who are parties to a "Change-in-Control" agreement with the Company would be eligible for 100% vesting in all unvested awards.

7.       PAYMENT

         (a) Except as otherwise determined by the Committee at the time of award, or as otherwise elected by the Participant pursuant to
                  Section 7(d) below, within 60 days of the determination of the Unit Value in accordance with Section 5, Participant shall receive a cash payment in respect of each vested Performance Unit equal to such Unit Value for the completed Performance Period.

         (b) Except as otherwise determined by the Committee at the time of award, or as otherwise elected by the Participant pursuant to
                  Section 7(d) below, (i) if Participant remains in the continuous employment of the Company through the second anniversary of the last day of the Performance Period (the "Post-Performance Period") or (ii) if a Participant terminates employment due to death, Disability or Retirement during the Post-Performance Period, the Participant shall receive, within 60 days of such anniversary or termination, an additional cash payment in respect of each Performance Unit which has not yet been paid pursuant to paragraph (a) above equal to the Unit Value.

         (c) In the event a Participant voluntarily terminates employment other than by reason of Disability, no payment otherwise due under Section 7(a) or (b) above shall be made before 120 days after such voluntary termination. In the event that, during the 120 days following such voluntary termination, the Participant directly or indirectly engages or invests in any business or activity that is directly or indirectly in competition with any business or activity engaged in by the Company, including, but not limited to, any credit, charge, chip, or debit card business or processor, the Participant's Performance Units shall not be paid and, pursuant to Section 6(f) above, shall be forfeited in full. For purposes of the preceding sentence, the Participant shall be deemed to be engaged in any business which any

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                  person for whom he shall perform services is engaged.
                  Notwithstanding the foregoing, nothing herein shall prohibit the Participant from having a beneficial ownership interest of less than 3% of the outstanding amount of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on a national securities exchange or quoted on an inter-dealer quotation system. The Participant shall not be treated as engaged or invested in any business in competition with that of the Company if the Participant performs services or engages in business or activities for a MasterCard member, provided that the MasterCard member is not a party to a brand dedication agreement with VISA USA, VISA International, American Express, JCB, Discover, Diners Club, Carte Blanche or any other competitor of the Company, the term of which is two years or more.

         (d) Payments of Performance Units under Sections 7(a) and 7(b) above are eligible for deferral under the terms and conditions of the MasterCard International Incorporated Deferral Plan, as amended from time to time. In the event a Participant who has made a Deferred Performance Units Election under the MasterCard International Incorporated Deferral Plan voluntarily terminates employment, Sections 6(f) and 7(c) will apply to those payments that, in the absence of the Deferred Performance Units Election, would have been paid in the 120 days following termination.

8.       TERM

         The Plan shall be effective as of January 1999. Amendments to the Plan generally shall be effective on their adoption. Section 6(f) and
         Section 7(c), as added to the Plan effective July 25, 2001, shall apply to Performance Units awarded beginning January 1, 2002.

9.       ADMINISTRATION

         (a) The Committee shall determine, in its sole discretion, any question arising in connection with the interpretation or application of the provisions of the Plan and its decisions or actions in respect thereof shall be conclusive and binding upon any and all Participants and their beneficiaries, successors and assigns, and all other persons. All resolutions or actions taken by the Committee shall be by affirmative vote or action of a majority of the members of the Committee.

         (b) The Committee may delegate to one or more officers or managers of the Company, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to take any actions the Committee has the authority to take under the Plan.

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         (c)      Members of the Committee or its delegates shall be fully
                  protected in relying in good faith upon the advice of counsel and shall incur no liability with respect to the Plan except for their own gross negligence or willful misconduct in the performance of their duties. The Company shall defend, indemnify and hold harmless each member of the Committee or its delegates against any and all claims, liabilities and costs (including attorney fees) arising in connection with their administration of the Plan except for such member's own gross negligence or willful misconduct.

10.      GENERAL PROVISIONS

         (a) Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any person any right to continue in the employment or other service of the Company, or shall affect the right of the Company to terminate the employment or other service of any person at any time with or without cause.

         (b) The grant of Performance Units shall not confer upon a Participant any of the rights of a stockholder of the Company, and no shares of stock shall be issued pursuant to Performance Units. The rights of a Participant under the Plan shall be no greater than the rights of a general unsecured creditor of the Company.

         (c) In the event a Participant is employed or resides in a country with laws that prescribe certain requirements for long-term incentives to qualify for advantageous tax treatment, the Committee may at its discretion modify the terms of an award to be made under the Plan and procure assumption of any of the Company's obligations hereunder by an affiliate company, in a manner consistent or inconsistent with the terms of the Plan, for the purpose of qualifying the award under such laws of such country; provided, however, that to the extent possible, the overall terms and conditions of such an award should not be made more favorable to the recipient than would be permitted if the award had been granted under this Plan as herein set forth.

         (d) Participants shall be solely responsible for the payment of any taxes due in connection with the Plan; provided, however, that the Company shall make such provisions as it may deem appropriate for the withholding of any taxes which the Company determines it is required to withhold in connection with any award under the Plan.

         (e) By accepting any benefits under the Plan, each Participant, and

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                  each person claiming under or through him, shall be
                  conclusively deemed to have indicated his acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under the Plan by the Company, its agents and employees and the Committee.

         (f) The validity, construction, interpretation and administration of the Plan and any awards under the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest herein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of New York (determined without regard to its conflict of laws provisions).

         (g) This Plan shall be binding upon and inure to the benefit of the Company, its affiliated companies and their successors or assigns, and all Participants and their beneficiaries, successors, and assigns and all other persons claiming under or through any of them.

         (h) The value of Performance Unit awards shall not be treated as compensation and/or salary for purposes of calculating a Participant's benefits under any of the Company's other benefit plans, policies or programs.

         (i) The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.

11.      AMENDMENT AND TERMINATION

         This Plan may be amended or terminated by the Board at any time, for any reason and in any respect; provided, however, that no such amendment or termination of this Plan shall affect adversely any award of Performance Units theretofore granted without the written consent of the holder thereof. Notwithstanding the foregoing:

         (a) The methodology for determining Unit Value may be changed, on a prospective basis, at any time.

         (b) Upon termination of the Plan, the Board may provide for the immediate termination of all outstanding Performance Units in exchange for a cash payment equal to the then value of the Performance Units that are outstanding and vested (pursuant to Section 6) at the time of termination.

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